UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 30, 2026

LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12933	94-2634797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	LRCX	The Nasdaq Stock Market
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                      ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 3, 2026, the Board of Directors (the “Board”) of Lam Research Corporation (the “Company”), pursuant to applicable provisions of the Company’s Amended and Restated Bylaws, appointed Anirudh Devgan, Ph.D., age 56, as a director of the Company, effective immediately. In connection with the director appointment, the size of the board was increased by one. On the same day, Dr. Devgan joined the Innovation and Technology Committee of the Board.

Dr. Devgan has served as chief executive officer and as a member of the board of directors of Cadence Design Systems, Inc. (“Cadence”), a computational software company, since December 2021, and as president of Cadence since November 2017. Prior to becoming president of Cadence, he was executive vice president and general manager of the Digital & Signoff and System & Verification groups at Cadence. Prior to joining Cadence in 2012, Dr. Devgan was corporate vice president and general manager of the Custom Design Business Unit at Magma Design Automation, Inc., an electronic design automation company. Previous roles Dr. Devgan has held include management and technical positions at IBM, where he received numerous awards including the IBM Outstanding Innovation Award. Dr. Devgan is the recipient of the IEEE/SEMI Phil Kaufman Award, has been inducted into the National Academy of Engineering, is an IEEE Fellow, has authored numerous research papers, and holds several patents.

Dr. Devgan earned a B.Tech. in Electrical Engineering from the Indian Institute of Technology, Delhi, and M.S. and Ph.D. degrees in Electrical and Computer Engineering from Carnegie Mellon University.

There are no arrangements or understandings between Dr. Devgan and any other persons pursuant to which Dr. Devgan was named a director of the Company. Dr. Devgan does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Dr. Devgan does not have a direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Dr. Devgan will receive compensation for his service as a director consistent with the Company’s current policies for compensation of non-employee directors.

In accordance with the Company’s customary practice, the Company is entering into its standard form of indemnification agreement with Dr. Devgan, which will require the Company to indemnify him against certain liabilities that may arise as a result of his status or service as a director. The description of the indemnification agreements with Dr. Devgan is qualified in its entirety by the full text of the form of indemnification agreement, which is attached to the Company’s Quarterly Report on Form 10-Q dated January 29, 2024 as Exhibit 10.1.

On February 3, 2026, the Company issued a press release announcing the appointment of Dr. Devgan. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On February 3, 2026, the Company also announced that Patrick J. Lord, Ph.D. is retiring from his position as the Company’s chief operating officer, effective March 6, 2026, after more than two decades with the Company, including at Novellus Systems, Inc. (“Novellus”) prior to its acquisition by the Company. Dr. Lord notified the Company of his decision to retire on January 30, 2026. The Company thanks Dr. Lord for his dedicated service and many significant contributions to the Company.

Simultaneous with the announcement of Dr. Lord’s retirement, the Company announced that Seshasayee (Sesha) Varadarajan was appointed as the Company’s executive vice president and chief operating officer, effective March 6, 2026.

Mr. Varadarajan, age 51, has been the Company’s senior vice president of the Global Products Group since March 2023. Mr. Varadarajan previously served as senior vice president and general manager of the Deposition Business Unit beginning February 2018; and group vice president of the Deposition product group beginning September 2013. Previously, he served as the head of the PECVD/Electrofill Business Unit between June 2012 and September 2013. Prior to the Company’s acquisition of Novellus in June 2012, Mr. Varadarajan was senior vice president and general manager of Novellus’ PECVD and Electrofill Business Units. He joined Novellus in 1999 as a process engineer with the Electrofill Business Unit and held various roles in that business unit before being appointed director of technology in 2004. Between 2006 and 2008, he worked in the PECVD Business Unit, initially as director of technology, until being promoted to product general manager. In 2009, he returned to the Electrofill Business Unit as vice president and general manager. In mid-2011, he was promoted to senior vice president and general manager, where he was also responsible for the PECVD Business Unit. Mr. Varadarajan earned an M.S. degree in manufacturing engineering and material science from Boston University and a B.S. degree in mechanical engineering from the University of Mysore.

There are no arrangements or understandings between Mr. Varadarajan and any other persons pursuant to which Mr. Varadarajan was named as executive vice president and chief operating officer of the Company. Mr. Varadarajan does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Mr. Varadarajan has no direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(c) of Form 8-K.

On February 3, 2026, the Company issued a press release announcing the retirement of Dr. Lord and the appointment of Mr. Varadarajan. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release dated February 3, 2026 regarding director appointment
99.2	Press Release dated February 3, 2026 regarding management transition
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 3, 2026	LAM RESEARCH CORPORATION
(Registrant)
/s/ Ava A. Harter
Ava A. Harter
Senior Vice President, Chief Legal Officer